Exhibit 99.1
Lennox International Reports First Quarter Results
•	Total revenue up 7%, with organic revenue up 2%

•	Adjusted loss per share of $0.11 and GAAP loss per share of $0.13

•	Reiterating 2011 revenue growth guidance range of 11-14%, including 5-8% organic growth

•	Reiterating 2011 adjusted EPS guidance range of $2.80 to $3.10, up 17-29%

•	Repurchased $24 million of stock in the first quarter and targeting more than $100 million in 2011
DALLAS, April 26 – Lennox International Inc. (NYSE: LII) today reported financial results for the first quarter of 2011.
Revenue for the first quarter was $688 million, up 7% from the prior-year quarter including a 2 point positive impact from foreign exchange. Excluding the Kysor/Warren acquisition completed in January 2011, organic revenue was up 2% in the first quarter. At constant currency, organic revenue was flat with the prior-year quarter. Diluted loss per share from continuing operations on an adjusted basis was $0.11, compared to adjusted earnings per share from continuing operations of $0.06 in the prior-year quarter. Diluted loss per share from continuing operations on a GAAP basis was $0.13, compared to a $0.02 loss in the prior-year quarter.
“Our Residential business was soft in the first quarter, impacted by the pull forward of demand into the fourth quarter of last year ahead of announced price increases and the expiration of a significant government tax credit,” said Todd Bluedorn, CEO of Lennox International. “As previously mentioned, these effects helped drive 9% Residential revenue growth in the fourth quarter. Residential revenue was down 4% in the first quarter against the tough comparison of 15% growth a year ago. Despite volume being down in the first quarter this year, Residential realized a 5% improvement in price and mix to fully offset commodity headwinds. For 2011, we still expect Residential shipments for the industry to grow in the low single digit range. Our Commercial business in the first quarter showed broad strength with 16% revenue growth and 150 basis points of margin expansion. Refrigeration revenue was also up, with 3% organic growth at constant currency. In both businesses, backlog looks strong. Beyond the seasonally light first quarter, we believe we are well positioned across all our businesses moving into the strongest seasonal quarters of the year. For 2011 overall, we reiterate our revenue growth guidance range of 11-14% and adjusted EPS growth guidance range of 17-29%.”

FINANCIAL HIGHLIGHTS
Revenue: Revenue for the first quarter was $688 million, up 7% from the prior-year quarter including a positive 2 point impact from foreign exchange. On an organic basis, revenue at constant currency was flat with the first quarter a year ago. Volume was down, and price/mix was up from the prior-year quarter.
Gross Profit: Gross profit for the first quarter was $165 million, down 5% from $174 million in the prior-year quarter. Gross margin was 24.0% compared to 27.1% in the prior-year quarter. Gross margin was impacted primarily by higher commodity costs and higher freight costs, with offsets from improved price/mix and productivity initiatives.
(Loss) Income from Continuing Operations: Adjusted loss from continuing operations in the first quarter was $5.8 million, or $0.11 diluted loss per share, compared to adjusted earnings from continuing operations of $3.4 million, or $0.06 diluted earnings per share in the first quarter a year ago. Adjusted loss from continuing operations for the first quarter of 2011 excludes an after-tax charge of $0.8 million for restructuring activities, $0.5 million after-tax for the net change in unrealized losses on open future contracts, and $0.1 million after-tax for acquisition expenses.
On a GAAP basis, loss from continuing operations for the first quarter was $7.2 million, or $0.13 diluted loss per share, compared to a $1.3 million loss from continuing operations, or $0.02 diluted loss per share in the prior-year quarter.
Free Cash Flow and Total Debt: Net cash used in operations in the first quarter was $148 million compared to net cash used by operations of $40 million in the prior-year quarter. The company invested $8 million in capital assets in the first quarter. Free cash flow was ($156) million, compared to ($51) million in the prior-year quarter. Total debt at the end of the first quarter was $542 million after the $144 million acquisition of Kysor/Warren. The company increased its quarterly dividend 20% in the first quarter to $0.18 per share and repurchased $24 million of stock in the quarter. Total cash and cash equivalents were $55 million at the end of the quarter.

BUSINESS SEGMENT HIGHLIGHTS
Residential Heating & Cooling
First quarter 2011 revenue from the Residential Heating & Cooling business segment was $272 million, down 4% from $284 million in the prior-year quarter. At constant currency, revenue was down 5%. Segment loss was $1 million and segment loss margin was 0.4%, compared to segment profit of $7 million and segment profit margin of 2.5% in the prior-year quarter. Results were primarily impacted by lower volume, higher commodity costs, and higher freight expenses, with offsets from favorable price/mix, productivity initiatives, and lower SG&A expenses.
Commercial Heating & Cooling
Revenue in the Commercial Heating & Cooling business segment was $139 million, up 16% from $120 million in the prior-year quarter. At constant currency, revenue was up 15%. Total segment profit was $6 million, and segment profit margin was 4.3%, compared to segment profit of $3 million and segment profit margin of 2.8% in the prior-year quarter. Results were primarily impacted by higher volume and productivity initiatives, with offsets from higher commodity costs, freight expenses, and selling expenses.
Service Experts
Revenue in the Service Experts business segment was $117 million in the first quarter, down 8% from $127 million in the prior-year quarter. At constant currency, revenue was down 9%. Segment loss was $8 million and segment loss margin was 7.0%, compared to segment loss of $5 million and segment loss margin of 3.6% in the prior-year quarter. Results were primarily impacted by lower volume, with an offset from lower SG&A expenses.
Refrigeration
Revenue in the Refrigeration business segment was $175 million in the first quarter, up 33% from $131 million in the prior-year quarter. At constant currency, revenue was up 28%. Excluding the Kysor/Warren acquisition, organic revenue was up 3% at constant currency. Segment profit was $14 million and segment profit margin was 7.7% in the first quarter, compared to segment profit of $15 million and segment profit margin of 11.3% in the year-ago quarter. Excluding the Kysor/Warren acquisition, segment profit margin was down 70 basis points from the prior-year quarter. Results were primarily impacted by higher volume and productivity initiatives, with offsets from higher commodity costs, freight expenses, and selling expenses.

FULL-YEAR OUTLOOK
The company reiterates its revenue and EPS guidance ranges for 2011.
•	Reiterating revenue growth guidance range of 11-14% for the full year, including 1 point of positive impact from foreign exchange; organic revenue growth of 5-8%.

•	Reiterating adjusted EPS from continuing operations guidance range of $2.80-$3.10.

•	Reiterating GAAP EPS from continuing operations guidance range of $2.75-$3.05.

•	The company now assumes $45-50 million of commodity costs headwind in 2011, compared to $40-45 million previously, and still expects to fully offset this impact on a full-year basis with higher pricing.

•	Reiterating tax rate guidance of approximately 35% for 2011.

•	Reiterating capital expenditure guidance of approximately $65 million in 2011.
CONFERENCE CALL INFORMATION
A conference call to discuss the company’s first quarter results will be held this morning at 8:30 a.m. Central time. To listen, please call the conference call line at 612-288-0340 at least 10 minutes prior to the scheduled start time and use reservation number 198627. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
A replay will be available from 11:00 a.m. Central time on April 26 through May 3, 2011, by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 198627. This call will also be archived on the company’s web site.
Through its subsidiaries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding expected financial results for 2011, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are beyond LII’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, the impact of unfavorable weather, and a decline in new construction activity in the demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	For the Three Months
	Ended March 31,
	2011	2010
NET SALES	$687.8	$644.1
COST OF GOODS SOLD	522.6	469.8

Gross profit	165.2	174.3
OPERATING EXPENSES:
Selling, general and administrative expenses	173.9	168.9
Gains and other expenses, net	(0.3)	(0.3)
Restructuring charges	1.2	7.2
Income from equity method investments	(2.6)	(2.0)

Operational (loss) income from continuing operations	(7.0)	0.5
INTEREST EXPENSE, net	4.1	2.5

Loss from continuing operations before income taxes	(11.1)	(2.0)
BENEFIT FROM INCOME TAXES	(3.9)	(0.7)

Loss from continuing operations	(7.2)	(1.3)
DISCONTINUED OPERATIONS:
Operational loss from discontinued operations	—	0.4
Income tax benefit	—	(0.1)

Loss from discontinued operations	—	0.3

Net loss	$(7.2)	$(1.6)

LOSS PER SHARE — BASIC AND DILUTED:
Loss from continuing operations	$(0.13)	$(0.02)
Loss from discontinued operations	—	(0.01)

Net loss	$(0.13)	$(0.03)

AVERAGE SHARES OUTSTANDING — BASIC AND DILUTED	53.6	56.0

CASH DIVIDENDS DECLARED PER SHARE	$0.18	$0.15

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT NET SALES AND (LOSS) PROFIT
(Unaudited, in millions)

	For the Three Months
	Ended March 31,
	2011	2010
Net Sales
Residential Heating & Cooling	$272.0	$284.2
Commercial Heating & Cooling	138.8	119.7
Service Experts	116.5	127.1
Refrigeration	175.1	131.4
Eliminations (A)	(14.6)	(18.3)

	$687.8	$644.1

Segment (Loss) Profit (B)
Residential Heating & Cooling	$(1.2)	$7.1
Commercial Heating & Cooling	5.9	3.4
Service Experts	(8.2)	(4.6)
Refrigeration	13.5	14.9
Corporate and other	(14.5)	(13.2)
Eliminations (A)	(0.4)	0.2

Subtotal that includes segment (loss) profit and eliminations	(4.9)	7.8
Reconciliation to loss from continuing operations before income taxes:
Items in gains and other expenses, net that are excluded from segment (loss) profit (C)	0.9	0.1
Restructuring charges	1.2	7.2
Interest expense, net	4.1	2.5

Loss from continuing operations before income taxes	$(11.1)	$(2.0)

(A)	Eliminations consist of intercompany sales between business segments, such as products sold to Service Experts by the Residential Heating & Cooling segment.

(B)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations:
     Excluding:
o	Special product quality adjustment.

o	Items within Gains and/or losses and other expenses, net that are noted in (C) .

o	Restructuring charges.

o	Goodwill and equity method investment impairments.

o	Interest expense, net.

o	Other expense, net.
(C)	Items in Gains and/or losses and other expenses, net that are excluded from segment profit or loss are net change in unrealized gains and/or losses on open future contracts, discount fee on accounts sold, realized gains and/or losses on marketable securities, special legal contingency charge, and other items.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	As of	As of
	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55.2	$160.0
Restricted cash	10.5	12.2
Accounts and notes receivable, net of allowances of $16.4 and $12.8 in 2011 and 2010, respectively	404.6	384.8
Inventories, net	453.2	286.2
Deferred income taxes	41.2	36.7
Other assets	82.3	67.0

Total current assets	1,047.0	946.9
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $596.3 and $584.7 in 2011 and 2010, respectively	348.4	324.3
GOODWILL	321.3	271.8
DEFERRED INCOME TAXES	88.6	87.2
OTHER ASSETS, net	95.1	61.8

TOTAL ASSETS	$1,900.4	$1,692.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$2.7	$1.4
Asset securitization borrowings	50.0	—
Current maturities of long-term debt	0.4	0.6
Accounts payable	340.8	273.8
Accrued expenses	281.8	334.5
Income taxes payable	0.9	5.3

Total current liabilities	676.6	615.6
LONG-TERM DEBT	488.5	317.0
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	15.8	15.9
PENSIONS	88.7	88.1
OTHER LIABILITIES	64.4	65.7

Total liabilities	1,334.0	1,102.3
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 86,594,374 shares and 86,480,816 shares issued for 2011 and 2010, respectively	0.9	0.9
Additional paid-in capital	870.6	863.5
Retained earnings	625.4	642.2
Accumulated other comprehensive income	41.4	30.2
Treasury stock, at cost, 33,274,352 shares and 32,784,503 shares for 2011 and 2010, respectively	(971.9)	(947.1)

Total stockholders’ equity	566.4	589.7

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,900.4	$1,692.0

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share, ratio, sales growth rate and margin data)
Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.
Reconciliation of Loss From Continuing Operations, a GAAP measure, to Adjusted (Loss) Income From Continuing Operations, a Non-GAAP measure

	For The Three Months
	Ended March 31,
	2011	2010
Loss from continuing operations, a GAAP measure	$(7.2)	$(1.3)
Restructuring charges, after tax	0.8	4.6
Net change in unrealized losses on open future contracts, after tax (a)	0.5	—
Acquisition expenses, after-tax (a)	0.1	—
Other items, net, after tax (a)	—	0.1

Adjusted (loss) income from continuing operations, a non-GAAP measure	$(5.8)	$3.4

Loss per share from continuing operations — basic and diluted, a GAAP measure	$(0.13)	$(0.02)
Restructuring charges	0.01	0.08
Net change in unrealized losses on open future contracts (a)	0.01	—

Adjusted (loss) earnings per share from continuing operations — basic and diluted, a non-GAAP measure	$(0.11)	$0.06

(a)	Recorded in Gains and other expenses, net in the Consolidated Statements of Operations

	For The Three Months
	Ended March 31,
Components of Gains and other expenses, net (pre-tax):	2011	2010
Realized gains on settled future contracts (a)	$(0.6)	$(0.4)
Foreign currency exchange loss (gain) (a)	0.1	(0.1)
(Gain) loss on disposal of fixed assets (a)	(0.7)	0.1
Net change in unrealized losses on open futures contracts (b)	0.7	—
Acquisition expenses (b)	0.2	—
Gain on sale of entity (b)	—	(0.1)
Other items, net (b)	—	0.2

Gains and other expenses, net (pre-tax)	$(0.3)	$(0.3)

(a)	Included in segment (loss) profit and adjusted (loss) income from continuing operations

(b)	Excluded from segment (loss) profit and adjusted (loss) income from continuing operations

Reconciliation of Estimated Adjusted Income per Share from Continuing Operations — Diluted, a Non-GAAP Measure, to Income per Share from Continuing Operations — Diluted, a GAAP Measure

For the
Year Ended
December 31,
2011
ESTIMATED
Adjusted income per share from continuing operations — diluted, a Non-GAAP measure	$2.80 - $3.10
Restructuring charges	(0.05)

Income per share from continuing operations — diluted, a GAAP measure	$2.75 - $3.05

Reconciliation of Net Cash Used in Operating Activities, a GAAP Measure, to Free Cash Flow, a Non-GAAP Measure

	For the Three Months
	Ended March 31,
	2011	2010
Net cash used in operating activities, a GAAP measure	$(148.3)	$(40.3)
Purchase of property, plant and equipment	(8.2)	(10.7)

Free cash flow, a Non-GAAP measure	$(156.5)	$(51.0)

Calculation of Debt to EBITDA Ratio:

Trailing
Twelve
Months to
March 31,
2011
EBIT (a)	$204.3
Depreciation and amortization expense (b)	55.4

EBITDA (a + b)	$259.7

Total debt at March 31, 2011 (c)	$541.6

Total debt to EBITDA ratio ((c / (a + b))	2.1

Reconciliation of EBIT, a Non-GAAP Measure, to Income From Continuing Operations Before Income Taxes, a GAAP measure

Trailing
Twelve
Months to
March 31,
2011
EBIT per above, a Non-GAAP measure	$204.3
Special product quality adjustment	(0.2)
Items in gains and other expenses, net that are excluded from segment profit	12.0
Restructuring charges	9.6
Other expenses, net	1.0
Interest expense, net	14.4

Income from continuing operations before income taxes, a GAAP measure	$167.5

Reconciliation of Reported Revenue Growth, a GAAP measure, to Organic Revenue Growth, a non-GAAP measure

					Translational	Net Sales
	Net Sales				Currency	Growth %
	For The Three Months		Net	Net	Impact	Excluding
	Ended March 31,		Sales	Sales	Favorable	Currency
	2011	2010	Variance	Growth %	(Unfavorable)	Impact
Lennox International Inc. and Subsidiaries
Net Sales, as reported — a GAAP measure	$687.8	$644.1	$43.7	6.8%	$10.0	5.2%
Less: Kysor/Warren acquisition	(34.0)	—	(34.0)		(0.4)

Net Sales, organic — a non-GAAP measure	$653.8	$644.1	$9.7	1.5%	$9.6	0.0%

Refrigeration Segment
Net Sales, as reported — a GAAP measure	$175.1	$131.4	$43.7	33.3%	$6.3	28.5%
Less: Kysor/Warren acquisition	(34.0)	—	(34.0)		(0.4)

Net Sales, organic — a non-GAAP measure	$141.1	$131.4	$9.7	7.4%	$5.9	2.9%

Reconciliation of Reported Refrigeration Segment Profit Margin to Organic Segment Profit Margin

	For the Three Months Ended March 31, 2011			For the Three Months Ended March 31, 2010
			Segment			Segment
	Net	Segment	Profit	Net	Segment	Profit
	Sales	Profit	Margin	Sales	Profit	Margin
Refrigeration Segment, as reported	$175.1	$13.5	7.7%	$131.4	$14.9	11.3%
Less: Kysor/Warren acquisition	(34.0)	1.5	4.4%	—	—	—

Refrigeration Segment, organic	$141.1	$15.0	10.6%	$131.4	$14.9	11.3%

Reconciliation of Operational Working Capital, a Non-GAAP Measure, to GAAP Balance Sheet Line Items

		March 31,		March 31,
		2011		2010
	March 31,	Trailing	March 31,	Trailing
	2011 (c)	12 Mo. Avg. (c)	2010	12 Mo. Avg.
Accounts and Notes Receivable, Net	$370.9		$349.5
Allowance for Doubtful Accounts	13.7		15.7

Accounts and Notes Receivable, Gross	384.6	$412.4	365.2	$404.6

Inventories	418.9		326.4
Excess of Current Cost Over Last-in,
First-out	70.9		71.7

Inventories as Adjusted	489.8	419.4	398.1	358.1

Accounts Payable	(321.8)	(288.5)	(286.1)	(259.5)

Operating Working Capital (a)	552.6	543.3	477.2	503.2

Net Sales, Trailing Twelve Months (b)	3,106.1	3,106.1	2,911.0	2,911.0

Operational Working Capital Ratio (a / b)	17.8%	17.5%	16.4%	17.3%

(c)	Excludes the impact of the Kysor/Warren acquisition completed in January 2011. Including the impact of the Kysor/Warren acquisition to the March 31, 2011 operational working capital items above would increase Accounts and Notes Receivable, Gross from $384.6 to $421.0, Inventories as Adjusted from $489.8 to $524.1 and Accounts Payable from $(321.8) to $(340.8). Net Sales, Trailing Twelve Months would increase $34.0 (representing approximately two and a half months of Net Sales) to $3,140.1 resulting in an Operational Working Capital Ratio of 19.2%.